UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 30, 2015

Weyland Tech Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-51815	46-5057897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9/F, The Wellington
198 Wellington Street, Central
Hong Kong HKSAR
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	+852 9316 6780

            N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Appointment of Directors

(a) Appointment of Directors

Effective October 29, 2015 the following individuals were appointed as a new members of our board of directors (“New Directors”):

Name	Age	Position
Ross O'Brien	48	Director

There are no existing family relationships amongst our Directors.

Ross O'Brien is an analyst, writer, presenter, and consultant focused on the economies and business environments of the Asia-Pacific, with over 25 years of experience in the region. His analysis surrounds Asia’s Innovation Economy—the intersection of information technology and the region’s broader society and economy. For nine years he was Director of the Economist Corporate Network, a membership-based business advisory programme for senior executives of multinationals in Asia.

Based in Hong Kong for over 17 years, Ross has an AB in Asian Studies and Anthropology from Dartmouth College (1989), and an MBA from the University of California at Berkeley’s Haas School (1996). He is conversant and literate in Mandarin and Indonesian.

Currently, and beginning in 2003, Ross was Managing Director of the Hong Kong operations of Intercedent Asia, a region-wide partnership of B2B market consultants, which provides research-based market entry and positioning advice in several verticals across Asia. Ross' practice focuses on market entry strategies for telecoms and IT companies, in managed services and wireless solutions. His client work involved extensive research work in over a dozen economies in Asia, including extended field research in China, Indonesia, Vietnam and Bangladesh.

Ross was also for many years an analyst and Asian research director for Pyramid Research (once a subsidiary of the Economist Intelligence Unit, now a division of Progressive Digital Media) a telecoms advisory firm providing forecasts and analysis on infrastructure and services markets in emerging markets. Ross worked for Pyramid in the US, Singapore and Hong Kong.

Ross has also served as a Research Director of Advisory Services for Strategic Intelligence, a venture-funded economic analysis firm with an emphasis on Internet-based delivery of analysis and forecasts on ‘new economy’ industries and markets in Asia. From 1996 to 1998, he was a consultant in AT&T Solutions' operational process improvement practice, serving financial services and telecoms clients in China and Indonesia, including a yearlong project overseeing customer care service process improvement for PT Telkom, based in Bandung.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weyland Tech Inc.

Dated: October 30, 2015	By: /s/ Brent Y. Suen
Name: Brent Y. Suen
Title: President & CEO